SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                              ----------------

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                  BLACKROCK INSURED MUNICIPAL INCOME TRUST

           (Exact Name of Registrant as Specified in its Charter)


        Delaware                                              38-3645602
 (State of Incorporation                                   (I.R.S. Employer
    or Organization)                                      Identification no.)


   100 Bellevue Parkway,                                        19809
   Wilmington, Delaware                                       (Zip Code)
  (Address of Principal Executive Offices)


 If this form relates to the registration of a         If this form relates to the registration of a
 class of securities pursuant to Section 12(b)         class of securities pursuant to Section 12(g)
 of the Exchange Act and is effective pursuant         of the Exchange Act and is effective pursuant
 to General Instruction A.(c), please check            to General Instruction A.(d), please check
 the following box. |X|                                the following box. |_|



Securities Act registration statement file number to which this form relates: 333-98357

Securities to be registered pursuant to Section 12(b) of the Act:

   Title of Each Class                           Name of Each Exchange on Which
   to be so Registered                           Each Class is to be Registered
   --------------------                          ------------------------------
   Common Shares of Beneficial Interest          New York Stock Exchange



Securities to be registered pursuant to Section 12(g) of the Act:

                                    None




               INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Registrant's securities to be registered is incorporated by reference to the description contained under the caption "Description of Shares" in the Registrant's Registration Statement on Form N-2 (Nos. 333-98357 and 811-21178) as filed electronically with the Securities and Exchange Commission (the "Commission") on August 19, 2002 (Accession No. 0000950172-02-001835) ("Registration Statement on Form N-2"), as amended by Pre-Effective Amendment No.1 to the Registration Statement on Form N-2, as filed with the Commission on September 5, 2002 (Accession No. 0000950172-02-001964), as amended by Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2, as filed with the Commission on September 24, 2002 (Accession No. 0000950136-02-002728) which are incorporated by reference.

Item 2. Exhibits.

         Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.



                                 SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            BLACKROCK INSURED MUNICIPAL
                                            INCOME TRUST

                                            By: /s/ Robert S. Kapito
                                                ------------------------------
                                            Name:  Robert S. Kapito
                                            Title: Trustee and President
                                                   (Principal Executive Officer)


Date: October 22, 2002